UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

SIENTRA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36709	20-5551000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Michelson Drive, Suite 650
Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 805 562-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	SIEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2023, the board of directors (the “Board”) of Sientra, Inc. (the “Company”) appointed Alexander W. Casdin as a Class III director of the Company effective immediately to serve until the Company’s 2026 Annual Meeting of Stockholders, and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. Mr. Casdin was also appointed as Chair of the Audit Committee of the Board (the “Audit Committee”), effective June 15, 2023.

Mr. Casdin, age 55, has served as the Chief Operating Officer of Epirium Bio Inc., a biotechnology company with a small molecule platform of therapies targeted to improve muscle function, since November 2021. Prior to this, Mr. Casdin also served as Epirium’s Chief Financial Officer from October 2020. Before joining Epirium, from January 2015 through October 2020, Mr. Casdin was founder and Chief Executive & Chief Investment Officer of Reneo Capital Management LP, a healthcare investment fund. From September 2012 through December 2014, Mr. Casdin was a private investor focused on the healthcare sector. From October 2011 through September 2012, Mr. Casdin was the Chief Financial Officer of Sophiris Bio, Inc., a Canadian public urology company. Prior to Sophiris Bio, Mr. Casdin served as the Vice President, Finance of Amylin Pharmaceuticals, Inc., a biopharmaceutical company that was acquired by Bristol-Myers Squibb in 2012, a position he held from October 2009 to October 2011. Prior to his position at Amylin Pharmaceuticals, Mr. Casdin founded and operated Casdin Advisors LLC, where he served as a strategic advisor to companies in the life sciences industry. Before founding Casdin Advisors, Mr. Casdin was the Chief Executive Officer and Portfolio Manager of Cooper Hill Partners, LLC, a healthcare investment fund. Mr. Casdin has also held previous positions at Pequot Capital Management and Dreyfus Corporation. Mr. Casdin currently serves on the board of directors and as audit committee chair for Erasca, Inc. Mr. Casdin has also served on the board of directors for Receptor Life Sciences, from 2019-2020, Ignyta, Inc. from 2013 to 2018 and DUSA Pharmaceuticals Inc. from 2009 to 2012. Mr. Casdin acts as an advisor to Drug Huntre, from 2022 to the present, and for LunaDNA, from 2018-2022. Mr. Casdin holds a B.A. in political science from Brown University and an M.B.A. from Columbia Business School, where he graduated Beta Gamma Sigma. The Board believes that Mr. Casdin’s leadership and experience in the life sciences industry as well as his strong financial background qualify him to serve as a director.

There is no arrangement or understanding between Mr. Casdin and any other person pursuant to which he was elected as a director of the Company, and there are no related persons transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”)) between Mr. Casdin and the Company required to be disclosed herein.

Pursuant to the Company’s Non-Employee Director Compensation Policy (the “Policy”) described in the Company’s definitive proxy statement filed with the SEC on May 1, 2023, Mr. Casdin will receive annual cash compensation in the amount of $40,000 for his service on the Board, and $15,000 for his service as Chair of the Audit Committee. All amounts will be paid in quarterly installments. The Company will also pay Mr. Casdin for his travel expenses incurred in connection with his attendance at Board and committee meetings. In connection with his election to the Board,

Mr. Casdin was granted an initial award of 15,000 restricted stock units (“RSUs”). The RSUs will vest in three equal annual installments subject to Mr. Casdin’s continuous service. Pursuant to the Policy, Mr. Casdin will also be eligible to receive annual equity awards subject to Mr. Casdin’s continuous service.

Mr. Casdin will enter into the Company’s standard form of indemnification agreement with the Company, which will provide indemnification protection for Mr. Casdin in connection with his service as a member of the Board.

The Board has determined that Mr. Casdin is an “independent director” as defined in the NASDAQ listing standards and applicable SEC rules, including as applicable to members of the Audit Committee, and qualifies as an “audit committee financial expert,” within the meaning of SEC regulations and each meet the financial sophistication requirements of the NASDAQ listing standards.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2023 Annual Meeting of Stockholders on June 15, 2023 (the “Annual Meeting”), at which a total of 6,799,574 shares of Sientra common stock, or approximately 60% of the shares entitled to vote, were represented in person or by valid proxies. A description of each matter voted upon at the Annual Meeting is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 1, 2023. Set forth below are final voting results for the three proposals that were subject to a vote of Sientra’s stockholders at the Annual Meeting.

1.
For the proposal to elect nominees for Class III director to serve a three-year term expiring at the Company’s 2026 Annual Meeting of Stockholders, the voting results were as follows:

Name of Director Elected	For	Withheld	Broker Non-Votes
Caroline Van Hove	2,943,211	916,249	2,940,114

The following individuals are continuing Class I directors with te rms expiring at the Company’s 2024 Annual Meeting of Stockholders: Ronald Menezes and Philippe Schaison

The following individuals are continuing Class II directors with terms expiring at the Company’s 2025 Annual Meeting of Stockholders: Mary Fisher, Dr. Irina Erenburg and Nori Ebersole

2.
For the proposal to ratify KMPG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, the voting results were as follows:

For	Against	Abstain
6,284,505	513,619	1,450

3.
For the proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, the voting results were as follows:

For	Against	Abstain	Broker Non-Votes
3,331,280	517,490	10,690	2,940,114

No other matters were presented for stockholder approval at the Annual Meeting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIENTRA, INC.

Date:	June 20, 2023	By:	/s/ Ronald Menezes
Ronald Menezes President and Chief Executive Officer